UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Schedule 14A
(Rule 14a-101)

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Alliance Data Systems Corporation
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ALLIANCE DATA SYSTEMS CORPORATION
3075 Loyalty Circle
Columbus, Ohio 43219

ADDITIONAL INFORMATION REGARDING A CHANGE IN
EXECUTIVE OFFICERS AND 2021 ANNUAL PERFORMANCE-
BASED NON-EQUITY INCENTIVE COMPENSATION FOR
ALLIANCE DATA SYSTEMS CORPORATION

The following information is a supplement to the Notice of Annual Meeting and Proxy Statement dated April 14, 2021, furnished to stockholders of Alliance Data Systems Corporation in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on Thursday, May 27, 2021, at 9:00 a.m. Central Daylight Time.

This supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 14, 2021.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

On April 14, 2021, the Board of Directors of Alliance Data Systems Corporation (the “Company”) announced the appointment of Perry S. Beberman as the Company’s Executive Vice President, Chief Financial Officer to be effective July 6, 2021 and the acceptance of the resignation of Timothy P. King effective as of April 13, 2021. Material terms of Mr. King’s separation agreement will be disclosed when they are finalized.

Mr. Beberman, 55, served most recently as SVP and Finance Executive for Bank of America’s Consumer and Wealth Management Lending Products. In his 15+ years with Bank of America, Mr. Beberman has served in leading roles for several business units, including Consumer and Wealth Management Lending Products; U.S. Consumer and GWIM Credit Card; and Personal Loans / Consumer Lending. Mr. Beberman joined Bank of America following its acquisition of MBNA, where he had spent more than 17 years in finance leadership roles across strategic planning, forecasting and P&L reporting. Relatives of both our executive officers and other associates are eligible for hire by the Company and a relative of Mr. Beberman is currently employed by us. Mr. Beberman does not have a direct or indirect material interest in this employment arrangement. Upon review, this employment arrangement was found to have been entered into in the ordinary course of business and the compensation of such relative to be commensurate with similarly situated associates and below the threshold for related party transactions.

As set forth in the Compensation Discussion and Analysis section in the proxy statement for the 2021 annual meeting of stockholders of the Company, the objectives of the Company’s executive compensation are to attract and retain top executive talent, to reward executive talent for meeting performance objectives and to align the interests of executives with stockholders. Consistent with these objectives, the compensation committee of the Company’s board of directors, on April 12, 2021, adopted new balanced scorecards for 2021 annual performance-based non-equity incentive compensation, or IC, for all associates whose pay includes this component, including certain named executive officers. These balanced scorecards are tailored to each line of business and encompass a range of both financial and non-financial metrics attributable to three categories, to include stockholders, customers and employees, with weightings appropriate for each executive officer as set out below. Target amounts for non-equity incentive plan compensation for each of Mr. Andretta, Mr. Motes, Ms. Greer and Ms. McConnaughey will be 160%, 125%, 150% and 100% of their base salaries, respectively, with Messrs. Andretta and Motes measured 100% against the corporate balanced scorecard, Ms. Greer measured 30%/50%/20% against the corporate/Card Services/Bread balanced scorecards and Ms. McConnaughey measured 40%/60% against the corporate/Card Services balanced scorecards. Mr. Horn, who first announced his intention to retire from the Company in 2018 and continues to serve as executive vice president and senior advisor with a focus on international operations, operating efficiencies and strategic initiatives, will continue to be eligible for IC up to 200% of his base salary based on achievement of certain objective and subjective criteria as determined by the compensation committee; Mr. Horn received no long term equity incentive compensation in 2021.

Alliance Data Names New CFO

•	Veteran financial services executive Perry Beberman to join Company as Executive Vice President and CFO effective early July
•	Beberman, 55, brings more than 30 years’ experience, having held executive finance positions within global, complex financial institutions
•	Succeeds Tim King, who resigned effective April 13th
•	Ralph Andretta, president and CEO of Alliance Data, and finance team to oversee financial management and performance during interim period

COLUMBUS, Ohio, April 14, 2021 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of data-driven marketing, loyalty and payment solutions, today announced that Perry Beberman has been named executive vice president and CFO, effective July 6, 2021. Mr. Beberman joins Alliance Data from Bank of America, where he most recently served as SVP and Finance Executive for the company’s Consumer and Wealth Management Lending Products. He succeeds Tim King, who served as Alliance Data’s chief financial officer since 2019. In the interim, Ralph Andretta, along with the Company’s seasoned financial team, will oversee the Company’s financials and investor relations, and ensure a smooth transition pending commencement of Mr. Beberman’s appointment in July.

“I am pleased that Perry Beberman will be joining Alliance Data as its chief financial officer, particularly during a pivotal time when our business is undergoing an exciting strategic transformation,” said Andretta. “Perry’s proven leadership, strong financial acumen and consumer lending expertise will be instrumental in driving Alliance Data’s continued financial performance, strengthening our balance sheet, and managing risk to deliver long-term sustainable growth for our shareholders. His extensive experience, enterprise-wide thinking and deep expertise in large, international financial services organizations, paired with his leadership qualities make him an excellent addition to our experienced leadership team.

“On behalf of our leadership team and associates, I would like to thank Tim King for his commitment and contributions to building our Card Services business over the past ten years, and most recently for serving as CFO for Alliance Data,” said Andretta.

In his 15+ years with Bank of America, Mr. Beberman has served in leading roles for several business units, including Consumer and Wealth Management Lending Products; U.S. Consumer and GWIM Credit Card; and Personal Loans / Consumer Lending. He joined Bank of America following its acquisition of MBNA, where he had spent more than 17 years in finance leadership roles across strategic planning, forecasting and P&L reporting.

“I am thrilled to join Alliance Data and am both energized and humbled by the opportunity,” said Perry Beberman. “As Alliance Data continues on its transformation journey, I look forward to working with the team to deliver on the Company’s strategic priorities and oversee our commitment to driving shareholder value.”

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading provider of data-driven marketing, loyalty and payment solutions serving large, consumer-based industries. The Company creates and deploys customized solutions that measurably change consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its partners create and increase customer loyalty across multiple touch points using traditional, digital, mobile and emerging technologies. A FORTUNE 500 and S&P MidCap 400 company headquartered in Columbus, Ohio, Alliance Data consists of businesses that together employ nearly 8,000 associates at 45 locations worldwide.

Alliance Data's Card Services business is a comprehensive provider of market-leading private label, co-brand, general purpose and business credit card programs, digital payments, including Bread®, and Comenity-branded financial services. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers. More information about Alliance Data can be found at www.AllianceData.com.

Follow Alliance Data on Twitter, Facebook, LinkedIn, Instagram and YouTube.

Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, initiation or completion of strategic initiatives, future dividend declarations, and future economic conditions, including, but not limited to, fluctuation in currency exchange rates, market conditions and COVID-19 impacts related to relief measures for impacted borrowers and depositors, labor shortages due to quarantine, reduction in demand from clients, supply chain disruption for our reward suppliers and disruptions in the airline or travel industries.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Alliance Data
Brian Vereb – Investor Relations
614-528-4516
brian.vereb@alliancedata.com

Rachel Stultz – Media
614-729-4890
rachel.stultz@alliancedata.com

Jon Stone – Media
214-259-3446
jonathan.stone@ketchum.com